UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - APRIL 9, 2008

KINGSTON MINES LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52781	98-0471111
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3960 Howard Hughes Parkway, 5th Floor Las Vegas, Nevada 89169
(Address of principal executive offices)

(702) 990-3771
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gerald Sullivan as Chief Financial Officer and Interim President and Chief Executive Officer

On April 9, 2008, the Board of Directors (the “Board”) of Kingston Mines Ltd. (the “Company”) appointed Gerald Sullivan as Chief Financial Officer and interim President and Chief Executive Officer of the Company. Mr. Sullivan has served as the Chief Financial Officer and interim President and Chief Executive Officer of 4C Controls Inc. since February of 2008 and as the President, Chief Executive Officer and Chief Financial Officer of the Industry Leaders Fund since 1999. Mr. Sullivan has more than ten years of experience in highly regulated financial reporting systems. Mr. Sullivan has also served as President and Chief Investment Officer of Claremont Investment Partners, L.L.C. since 1997.  Mr. Sullivan’s prior experience includes positions as a Senior Management Analyst for the Atlanta Committee for the Olympic Games, as a bond options trader for O’Connor & Associates and as a financial analyst for Salomon Brothers Inc.  Mr. Sullivan obtained his undergraduate degree from Columbia University and holds an M.B.A. from the University of Chicago Graduate School of Business.

During the foreseeable future, Mr. Sullivan will serve the Company as Chief Financial Officer and interim President and Chief Executive Officer on a part-time basis. The Company and Mr. Sullivan have agreed that Mr. Sullivan’s compensation as an officer of the Company will be $100,000 per annum.

Appointment of Augustine Fou to the Board of Directors
The Board has appointed Dr. Augustine Fou to serve as an independent director of the Company. Dr. Fou earned his doctorate at the Massachusetts Institute of Technology Department of Materials Science and Engineering, with a minor in the Management of Technology from MIT's Sloan School of Management. Dr. Fou earned his BS summa cum laude in Chemistry from the University of Dallas. Dr. Fou has served as a consultant with McKinsey & Company. In 1996 Dr. Fou founded go-Digital Internet Consulting Group, Inc. serving clients such as IBM, Victoria's Secret Catalogue, the Federal Reserve Bank of New York, the Norwegian Trade Council, the Ministry of Finance of the Government of Macao, the Canadian Consulate General, and Gouvernement du Quebec. Dr. Fou then founded Marketing Science Consulting Group, Inc. as a marketing service and consumer insights firm serving clients as Pepsi, Dr Pepper / Seven Up, Frito Lay, Conde' Nast / SELF Magazine, Liz Claiborne / Lucky Brand Dungarees, and Revlon.

Dr. Fou also serves on the board of directors of 4C Controls Inc. The controlling shareholder of both the Company and 4C Controls Inc. is Rudana Investment Group AG.

The Company and Dr. Fou have agreed that Dr. Fou’s compensation will be $24,000 per annum.

No decisions have been made regarding any committees of the Board on which Dr. Fou will serve.

Resignation of Thomas Mills

Mr. Thomas Mills has resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary as of April 9, 2008. Mr. Mills has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01:	Other Events

On April 9, 2008, the Board appointed Ms. Barbara Salz to serve as the Corporate Secretary of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KINGSTON MINES LTD.

By:	/s/ Gerald Sullivan
Name: Gerald Sullivan Title: Chief Financial Officer

Date:  April 10, 2008